Exhibit 99.1
Earnings Release

INVESTORS REAL ESTATE TRUST
ANNOUNCES
FINANCIAL AND OPERATING RESULTS
FOR THE QUARTER ENDED JULY 31, 2010

Minot, ND – September 9, 2010 – Investors Real Estate Trust (tickers: IRET and IRETP; exchange: NASDAQ Global Select Market) reported financial and operating results today for the quarter ended July 31, 2010.

During the three month period ended July 31, 2010, IRET’s revenues increased from the year-earlier period. Funds From Operations (FFO)1 increased for the three month period ended July 31, 2010 compared to the same period of the prior fiscal year, while FFO on a per share and unit basis decreased.  Net income declined from the year-earlier period, primarily attributable to increased vacancy in four of our five segments and in particular our multi-family residential segment and an increase in depreciation expense and real estate expenses in the three month period ended July 31, 2010 compared to the three month period ended July 31, 2009.

For the three month period ended July 31, 2010, as compared to the same period of the prior fiscal year:

•	Revenues increased to $62.0 million from $60.8 million.

•
FFO increased to $16.8 million on approximately 96,777,000 weighted average shares and units outstanding, from $16.5 million on approximately 83,223,000 weighted average shares and units outstanding ($.17 per share and unit compared to $.20 per share and unit).

•	Net Income Available to Common Shareholders, as computed under generally accepted accounting principles, was approximately $1.4 million for both periods.

Total expenses increased by $2.1 million, or 5.0%, in the three months ended July 31, 2010 compared to the three months ended July 31, 2009, from $41.0 million to $43.1 million.

IRET’s President and Chief Executive Officer, Timothy Mihalick, commented: “Vacancy across all segments in our markets continues to affect our results, with occupancy levels below those in the same quarter in the prior fiscal year in all segments except commercial medical.  However, we have seen improvement in occupancy in the first quarter of fiscal year 2011 compared to the immediately preceding fourth quarter of fiscal year 2010.  Identifying appropriately-priced, accretive acquisitions is still a challenge in our markets, and we continue to expect limited portfolio growth in the current fiscal year.  We do have development and redevelopment projects planned in our core markets, however, that we expect will provide additional revenue potential.  Management also remains focused on expense management, operations and debt refinancing, which are providing favorable results to the bottom line.”

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1
The National Association of Real Estate Investment Trusts, Inc. (NAREIT) defines FFO as “net income (computed in accordance with generally accepted accounting principles), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures.  Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.”  FFO is a non-GAAP measure. We consider FFO to be a standard supplemental measure for equity real estate investment trusts because it facilitates an understanding of the operating performance of properties without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time.  Since real estate values instead historically rise or fall with market conditions, we believe that FFO provides investors and management with a more accurate indication of our financial and operating results. See table below for a reconciliation of Net Income to FFO.

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Operating Results

Net Operating Income (NOI)2 from stabilized properties3 decreased approximately 3.1%, or $1.1 million, during the three month period ended July 31, 2010, compared to the same period one year ago. NOI from stabilized properties decreased in all of our segments except commercial medical, which increased 0.4%. NOI from all properties increased slightly, by $25,000, during the three month period ended July 31, 2010, compared to the same period one year ago.  NOI from all properties decreased in all of our segments except commercial medical and commercial industrial, which increased 9.8% and 0.7% respectively, due to acquisitions in Fiscal 2011 and 2010.

As of July 31, 2010 compared to July 31, 2009, physical occupancy levels on a stabilized property basis and all property basis decreased in all of our five reportable segments except for commercial medical.

Physical Occupancy Levels on a Stabilized Property and All Property Basis:

	Stabilized Properties(a)		All Properties
	July 31,		July 31,
Segments	2010	2009	2010	2009
Multi-Family Residential	86.6%	89.3%	86.6%	89.2%
Commercial Office	82.2%	85.6%	81.9%	85.2%
Commercial Medical	94.5%	93.8%	95.1%	93.8%
Commercial Industrial	88.9%	91.4%	89.2%	91.4%
Commercial Retail	81.7%	84.8%	81.7%	84.8%

a.	For Three Months Ended July 31, 2010, stabilized properties excluded:
Multi-Family Residential -	Sweetwater Community, Grafton, ND; Crown Apartments, Rochester, MN and Northern Valley Apartments, Rochester, MN.
Total number of units, 64. Occupancy % for July 31, 2010 is 90.6%.

Commercial Office -	IRET Corporate Plaza, Minot, ND and Minot 2505 16th St SW, Minot, ND.
Total square footage, 64,876. Occupancy % for July 31, 2010 is 56.3%.

Commercial Medical -
Casper 1930 E 12th Street (Park Place), Casper, WY; Casper 3955 E 12th Street (Meadow Wind), Casper, WY; Cheyenne 4010 N College Drive (Aspen Wind), Cheyenne, WY; Cheyenne 4060 N College Drive (Sierra Hills), Cheyenne, WY; Laramie 1072 N 22nd Street (Spring Wind), Laramie, WY; Billings 2300 Grant Road, Billings, MT and Missoula 3050 Great Northern Avenue, Missoula, MT.

Total square footage, 267,344. Occupancy % for July 31, 2010 is 100.0%.

Commercial Industrial -	Clive 2075 NW 94th St., Clive, IA and Fargo 1320 45th Street North, Fargo, ND.
Total square footage, 84,754. Occupancy % for July 31, 2010 is 100.0%.

For Three Months ended July 31, 2009, stabilized properties excluded:
Multi-Family Residential -	Sweetwater Community, Grafton, ND.
Total number of units, 42. Occupancy % for July 31, 2009 is 66.7%.

Commercial Office -	IRET Corporate Plaza, Minot, ND.
Total square footage, 50,360. Occupancy % for July 31, 2009 is 43.2%.

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2
We measure the performance of our segments based on NOI, which we define as total real estate revenues less real estate expenses and real estate taxes (excluding depreciation and amortization related to real estate investment and impairment of real estate investments).  We believe that NOI is an important supplemental measure of operating performance for a real estate investment trust’s operating real estate because it provides a measure of core operations that is unaffected by depreciation, amortization, financing and general and administrative expense.  NOI does not represent cash generated by operating activities in accordance with GAAP, and should not be considered an alternative to net income, net income available for common shareholders or cash flow from operating activities as a measure of financial performance. See tables below for a reconciliation of NOI to the condensed consolidated financial statements.

3
Stabilized properties are those properties owned for the entirety of both periods being compared, and which, in the case of development or re-development properties, have achieved a target level of occupancy.

Acquisitions

During the first quarter of fiscal year 2011, on July 15, 2010, the Company acquired two medical office buildings located in, respectively, Billings, Montana and Missoula, Montana, for a total purchase price of approximately $5.2 million, consisting of cash in the amount of approximately $957,000 and the assumption of existing debt with an interest rate of 7.06% and a maturity date of December 31, 2016, in the amount of approximately $4.3 million.  The two medical office buildings were each constructed in 2001, and contain approximately 14,705 square feet and 14,640 square feet of leasable space, respectively.

During the first quarter of fiscal year 2011, the Company completed construction of a single-tenant office/warehouse facility in Fargo, North Dakota.  The cost to construct the facility was approximately $3.9 million, including the cost of the land plus imputed construction interest.  The lease of the facility commenced on July 1, 2010.

During the first quarter of fiscal year 2011, IRET had no dispositions.

Shareholder Equity, Distributions and Capital Structure

In April 2009, IRET and IRET Properties entered into a continuous equity offering program sales agreement with Robert W. Baird & Co. Incorporated (Baird).  Pursuant to the Sales Agreement, IRET may offer and sell its common shares of beneficial interest, no par value, having an aggregate gross sales price of up to $50.0 million, from time to time through Baird as IRET's sales agent.  IRET has no obligation to sell any common shares under the program, and Baird is not required to sell any specific number or dollar amount of common shares, but has agreed to use its commercially reasonable efforts to sell the common shares as directed by IRET. During the first quarter of fiscal year 2011, IRET sold 1.8 million shares under this program.

On July 1, 2010, IRET paid a quarterly distribution of $0.1715 per share and unit on its common shares and limited partnership units of IRET Properties.  This was IRET’s 157th consecutive distribution at equal or increasing rates.  IRET also paid, on June 30, 2010, a quarterly distribution of $0.5156 per share on its Series A preferred shares.

As of July 31, 2010, IRET had a total capitalization of $1.9 billion.  Total capitalization is defined as the market value (closing price at end of period) of the Company’s outstanding common shares and the imputed market value of the outstanding limited partnership units of IRET Properties (which are convertible, at the expiration of a specified holding period, into cash or, at the Company’s sole discretion, into common shares of the Company on a one-to-one basis), plus the book value of the Company’s preferred shares and the outstanding principal balance of the consolidated debt of the Company.

Conference Call Information

The Conference Call for 1st Quarter Earnings is scheduled for Friday, September 10, 2010 at 9:00 A.M. Central Daylight Time.  The call will be limited to one hour, including questions and answers.  Conference call access information is as follows:

USA Toll Free Number: 1-877-317-6789
International Toll Free Number: 1-412-317-6789
Canada Toll Free Number: 1-866-605-3852

A webcast and transcript of the call will be archived on the “Investors Presentations & Events” page of IRET’s website, http://www.iret.com, for one year.  Questions regarding the conference call should be directed to IRET Investor Relations at landerson@iret.com.

About IRET

IRET is a self-administered, equity real estate investment trust investing in income-producing properties located primarily in the upper Midwest.  IRET owns a diversified portfolio of properties consisting of 78 multi-family residential properties with 9,691 apartment units; and 67 commercial office properties, 56 commercial medical properties (including senior housing), 20 commercial industrial properties and 33 commercial retail properties with a total of approximately 12.1 million square feet of leasable space.  IRET’s distributions have been maintained or increased every year for 39 consecutive years.  IRET common and preferred shares are publicly traded on the NASDAQ Global Select Market (symbols:  IRET and IRETP).  IRET’s press releases and supplemental information are available on the Company website at www.iret.com or by contacting Investor Relations at 701-837-4738.

Certain statements in this earnings release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from projected results.  Such risks, uncertainties and other factors include, but are not limited to:  fluctuations in interest rates, the effect of government regulation, the availability of capital, changes in general and local economic and real estate market conditions, competition, our ability to attract and retain skilled personnel, and those risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission, including our 2010 Form 10-K.  We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	(in thousands, except share data)
	July 31, 2010	April 30, 2010
ASSETS
Real estate investments
Property owned	$1,813,427	$1,800,519
Less accumulated depreciation	(320,994)	(308,626)
	1,492,433	1,491,893
Development in progress	174	2,831
Unimproved land	6,020	6,007
Mortgage loans receivable, net of allowance of $3 and $3, respectively	158	158
Total real estate investments	1,498,785	1,500,889
Other assets
Cash and cash equivalents	56,077	54,791
Marketable securities – available-for-sale	420	420
Receivable arising from straight-lining of rents, net of allowance of $934 and $912, respectively	17,751	17,320
Accounts receivable, net of allowance of $395 and $257, respectively	5,911	4,916
Real estate deposits	302	516
Prepaid and other assets	3,032	1,189
Intangible assets, net of accumulated amortization of $41,630 and $39,571, respectively	50,050	50,700
Tax, insurance, and other escrow	10,391	9,301
Property and equipment, net of accumulated depreciation of $1,025 and $924, respectively	1,371	1,392
Goodwill	1,388	1,388
Deferred charges and leasing costs, net of accumulated amortization of $13,305 and $13,131, respectively	18,449	18,108
TOTAL ASSETS	$1,663,927	$1,660,930

LIABILITIES AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$33,340	$38,514
Revolving lines of credit	6,528	6,550
Mortgages payable	1,063,414	1,057,619
Other	1,272	1,320
TOTAL LIABILITIES	1,104,554	1,104,003
COMMITMENTS AND CONTINGENCIES
REDEEMABLE NONCONTROLLING INTERESTS – CONSOLIDATED REAL ESTATE ENTITIES	1,427	1,812
EQUITY
Investors Real Estate Trust shareholders’ equity
Preferred Shares of Beneficial Interest (Cumulative redeemable preferred shares, no par value, 1,150,000 shares issued and outstanding at July 31, 2010 and April 30, 2010, aggregate liquidation preference of $28,750,000)	27,317	27,317
Common Shares of Beneficial Interest (Unlimited authorization, no par value, 78,158,032 shares issued and outstanding at July 31, 2010, and 75,805,159 shares issued and outstanding at April 30, 2010)	603,344	583,618
Accumulated distributions in excess of net income	(213,055)	(201,412)
Total Investors Real Estate Trust shareholders’ equity	417,606	409,523
Noncontrolling interests – Operating Partnership (20,272,529 units at July 31, 2010 and 20,521,365 units at April 30, 2010)	130,050	134,970
Noncontrolling interests – consolidated real estate entities	10,290	10,622
Total equity	557,946	555,115
TOTAL LIABILITIES AND EQUITY	$1,663,927	$1,660,930

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INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
for the three months ended July 31, 2010 and 2009

	Three Months Ended July 31
	(in thousands, except per share data)
	2010	2009
REVENUE
Real estate rentals	$50,685	$49,030
Tenant reimbursement	11,336	11,791
TOTAL REVENUE	62,021	60,821
EXPENSES
Depreciation/amortization related to real estate investments	14,482	14,068
Utilities	4,295	4,167
Maintenance	7,195	7,207
Real estate taxes	8,149	7,971
Insurance	505	973
Property management expenses	5,447	4,098
Administrative expenses	1,757	1,356
Advisory and trustee services	212	131
Other expenses	353	434
Amortization related to non-real estate investments	654	575
TOTAL EXPENSES	43,049	40,980
Interest expense	(16,762)	(17,401)
Interest income	58	66
Other income	83	63
Income before income taxes	2,351	2,569
Income tax expense	(19)	0
NET INCOME	2,332	2,569
Net income attributable to noncontrolling interests – Operating Partnership	(370)	(479)
Net loss (income) attributable to noncontrolling interests – consolidated real estate entities	24	(73)
Net income attributable to Investors Real Estate Trust	1,986	2,017
Dividends to preferred shareholders	(593)	(593)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,393	$1,424
NET INCOME PER COMMON SHARE – BASIC AND DILUTED	$.02	$.02
DIVIDENDS PER COMMON SHARE	$.1715	$.1705

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES
RECONCILIATION OF NET INCOME ATTRIBUTABLE TO
INVESTORS REAL ESTATE TRUST TO FUNDS FROM OPERATIONS
for the three months ended July 31, 2010 and 2009

	(in thousands, except per share amounts)
Three Months Ended July 31,	2010			2009
	Amount	Weighted Avg Shares and Units(2)	Per Share and Unit(3)	Amount	Weighted Avg Shares and Units(2)	Per Share And Unit(3)

Net income attributable to Investors Real Estate Trust	$1,986			$2,017
Less dividends to preferred shareholders	(593)			(593)
Net (loss) income available to common shareholders	1,393	76,384	$.02	1,424	62,386	$.02
Adjustments:
Noncontrolling interest – Operating Partnership	370	20,393		479	20,837
Depreciation and amortization(1)	15,060			14,599
Funds from operations applicable to common shares and Units	$16,823	96,777	$.17	16,502	83,223	$.20

(1)
Real estate depreciation and amortization consists of the sum of depreciation/amortization related to real estate investments and amortization related to non-real estate investments from the Condensed Consolidated Statements of Operations, totaling $15,136 and $14,643, less corporate-related depreciation and amortization on office equipment and other assets of $76 and $44, for the three months ended July 31, 2010 and 2009, respectively.

(2)	UPREIT Units of the Operating Partnership are exchangeable for common shares of beneficial interest on a one-for-one basis.
(3)	Net income attributable to Investors Real Estate Trust is calculated on a per share basis. FFO is calculated on a per share and unit basis.

INVESTORS REAL ESTATE TRUST AND SUBSIDIARIES

RECONCILATION OF NET OPERATING INCOME TO THE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three months ended July 31, 2010 and 2009

	(in thousands)
Three Months Ended July 31, 2010	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$18,953	$19,893	$16,315	$3,443	$3,417	$62,021
Real estate expenses	9,304	8,943	5,308	983	1,053	25,591
Net operating income	$9,649	$10,950	$11,007	$2,460	$2,364	36,430
Depreciation/amortization						(15,136)
Administrative, advisory and trustee fees						(1,969)
Other expenses						(353)
Interest						(16,762)
Other income						141
Income tax expense						(19)
Net income						$2,332

	(in thousands)
Three Months Ended July 31, 2009	Multi-Family Residential	Commercial- Office	Commercial- Medical	Commercial- Industrial	Commercial- Retail	Total

Real estate revenue	$19,083	$21,166	$13,718	$3,395	$3,459	$60,821
Real estate expenses	9,234	9,447	3,693	951	1,091	24,416
Net operating income	$9,849	$11,719	$10,025	$2,444	$2,368	36,405
Depreciation/amortization						(14,643)
Administrative, advisory and trustee fees						(1,487)
Other expenses						(434)
Interest						(17,401)
Other income						129
Net income						$2,569